Exhibit 10.5

AMENDMENT NO. 1 TO

EXCHANGE AGREEMENT

This Amendment Number 1 (the “Amendment”) is made and entered into as of October 9, 2003, by and between Nektar Therapeutics, a Delaware corporation (the “Company”) and the entities set forth on Appendix I hereto (each a “Holder” and collectively the “Holders”).

RECITALS

Whereas, the Company and the Holders entered into an Exchange Agreement dated October 3, 2003 (the “Agreement”) pursuant to which the Holders shall exchange and cancel a portion of the Holders’ beneficial interest in the Company’s 3.5% Convertible Subordinated Notes due 2007 (the “Prior Notes”) in consideration for the issuance by the Company to the Holders of the Company’s 3% Convertible Subordinated Notes due 2010 (the “New Notes”) (the “Exchange”); and

Whereas, the Company and the Holders desire to enter into this Amendment to amend the Agreement.

AGREEMENT

Now, Therefore, in consideration of the mutual agreements, covenants and considerations contained herein, the receipt of which are hereby acknowledged, the undersigned hereby agree as follows:

1.             Section 2.2.  Section 2.2 is hereby amended, restated and replaced with the following:

(a)         At the Closing, subject to the terms and conditions set forth herein, the Company shall issue and deliver to each Holder, against evidence of cancellation of such Holder’s beneficial interests in the Prior Notes, a note (the “Note”) in favor of such Holder, payable in the principal amount set forth opposite such Holder’s name in Appendix I.

(b)         At the Closing, subject to the terms and conditions hereof, each Holder will cancel its beneficial interest in the Prior Notes and deliver to the Company evidence that the such beneficial interest has been cancelled on records maintained in book-entry form by The Depository Trust Company (“DTC”) and its participants.

2.             Section 6.4.  A new Section 6.4 shall be added to the Agreement as follows:

Section 6.4          The Depository Trust Company Eligibility.  The Company covenants that it shall use its commercially reasonable efforts to cause the New Notes to be deposited with DTC and the Holders’ ownership to be reflected in book entry-form as soon as reasonably practicable in accordance with DTC policies and procedures, following the effective date of a registration statement covering the resale of the New Notes by the Holder.

3.             Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which shall constitute one instrument.

4.             Full Force and Effect.  The provisions of the Agreement shall remain in full force and effect, except as set forth herein.

In Witness Whereof, the parties hereto have executed this Amendment as of the date set forth in the first paragraph hereof.

COMPANY:

Nektar Therapeutics

Signature:	/s/ Ajit S. Gill
Ajit S. Gill
President, Chief Executive Officer and Director

Address:	150 Industrial Road
San Carlos, CA 94070

HOLDERS:

Alexandra Global Master Fund Ltd.

By:	Alexandra Investment Management, LLC,
as Investment Advisor

Signature:	/s/ Dimitri Sogoloff

Print Name:	Dimitri Sogoloff

Title:	President

Address:

c/o Alexandra Investment Management, LLC
767 Third Avenue
39th Floor
New York, New York 10017
Facsimile No.: (212) 301-1810